                                                                    EXHIBIT 10.1

                                     FORM OF
                 CHANGE OF CONTROL EXECUTIVE SEVERANCE AGREEMENT

          This Change of Control Executive Severance Agreement is entered into this 2nd day of July, 2001 by and between St. Mary Land & Exploration
Company, a Delaware corporation (the "Company"), and [the Executive listed on
Attachment A] (the "Executive").

                                    RECITALS

          A. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company to ensure that the Company will have the continued dedication of the Executive notwithstanding the possibility of a Change of Control (as defined in Section 1) of the Company and to provide the Executive with customary compensation and benefits arrangements upon a
Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other companies, and therefore the Board has previously adopted a Change of Control
Executive Severance Policy applicable to the Executive.

          B. This Agreement reflects the terms and conditions of the Change of
Control Executive Severance Policy.

          C. The Company desires to continue the employment of the Executive and the Executive desires to continue his employment with the Company, all upon and subject to the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the Executive's continued
employment with the Company and the mutual agreements set forth herein, the parties agree as follows:

                                    AGREEMENT

Section 1. Certain Definitions. The following terms shall for purposes of this
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Agreement have the following respective definitions:

          (a) "Accrued Compensation" shall mean all compensation amounts earned or accrued by the Executive through the Termination Date (as defined below) but not paid to the Executive as of the Termination Date, including (i) Base Salary
(as defined below), (ii) any compensation previously deferred by the Executive
(together with any accrued interest or earnings thereon), (iii) vacation and sick leave pay (to the extent provided by Company policy, plan, program or practice or applicable law), (iv) bonuses and incentive compensation, and (v)
reimbursement for reasonable and necessary business expenses incurred by the
Executive on behalf of the Company during the period ending on the Termination
Date.

          (b) "Base Salary" shall mean the greater of (i) the Executive's annual base salary at the rate in effect on the Termination Date or (ii) the
Executive's annual base salary at the rate in effect immediately prior to a
Change of Control, and shall include all amounts of his base salary that are deferred under the qualified and nonqualified employee benefits plans, policies, programs or practices of the Company or any other compensation agreement or arrangement.

          (c) "Cause" shall mean for purposes of termination of employment (i)
the conviction of the Executive of a felony involving moral turpitude or (ii) a resolution adopted in good faith by two-thirds of the members of the Board that the Executive (A) intentionally and continually failed to substantially perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the assignment to the Executive of duties that would constitute Good Reason (as defined below)), which failure continued for a period of at least 30 days after a written notice of demand for substantial performance has been delivered by the
Company to the Executive, which notice specifies the manner in which the
Executive failed to substantially perform, or (B) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided, however, that no termination of the Executive's employment shall be for Cause until written notice has been delivered to the Executive which sets forth the conduct under this Section 1(c) of which the Executive is allegedly guilty and specifying the particulars thereof in detail. Neither an act nor a failure to act on the Executive's part shall be considered "intentional" unless the
Executive has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interests of the Company. Notwithstanding anything to the contrary contained in this Agreement, no failure to perform by the Executive after a
Notice of Termination (as defined below) is given by the Executive to the
Company shall constitute Cause for purposes of this Agreement.

          (d) "Change of Control" shall mean any of the following events:

                    (i) The acquisition by any individual, entity or group
          (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities
          Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding shares of common stock of the Company (the "Outstanding
          Company Common Stock"), or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company
          Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Company, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (3) any acquisition pursuant to a reorganization, merger, consolidation or similar transaction, if, following such transaction, the conditions described in clauses (A), (B) and (C) of subsection (d)(iii) of this Section 1 are satisfied; or

                    (ii) Individuals who, as of the date this Agreement is
          executed, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board;
          provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the
          Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent
          Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened proxy or election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                    (iii) A reorganization, merger, consolidation or similar
          transaction with respect to the Company, unless following such transaction all of the following conditions described in clauses (A),
          (B) and (C) below are met:

                              (A) 50% or more of, respectively, the then
                    outstanding shares of common stock of the corporation
                    resulting from such transaction and the combined voting
                    power of the then outstanding voting securities of such
                    corporation entitled to vote generally in the election of
                    directors is then beneficially owned, directly or
                    indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding
                    Company Voting Securities immediately prior to such
                    transaction, in substantially the same proportions as their ownership immediately prior to such transaction of the
                    Outstanding Company Common Stock and Outstanding Company
                    Voting Securities, as the case may be,

                              (B) no Person (excluding the Company, any employee
                    benefit plan (or related trust) of the Company or such
                    corporation resulting from such transaction and any Person beneficially owning, immediately prior to such transaction, directly or indirectly, 20% or more of the Outstanding
                    Company Common Stock or Outstanding Voting Securities, as
                    the case may be) beneficially owns, directly or indirectly,
                    20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such
                    transaction or the combined voting power of the then
                    outstanding voting securities of such corporation entitled to vote generally in the election of directors, and

                              (C) at least a majority of the members of the
                    board of directors of the corporation resulting from such
                    transaction were members of the Incumbent Board at the time of the execution of the initial agreement providing for such transaction; or

                    (iv) The acquisition of more than 50% of the assets of the
          Company (on a consolidated basis), other than by a corporation with respect to which following such transaction meets the conditions described in clauses (A), (B) and (C) of subsection (d)(iii) of this
          Section 1.

          (e) "Change of Control Date" shall mean the first date during the term of this agreement (as specified in Section 2) on which a Change of Control occurs. Notwithstanding anything to the contrary contained in this Agreement, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i)
was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Change of Control Date" shall mean the date immediately prior to the date of such termination of employment.

          (f) "Change of Control Period" shall mean the period commencing on the
Change of Control Date and ending on the date two and one-half years after the
Change of Control Date.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (h) "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his employment duties with the Company on a full-time basis for a period of 120 consecutive business days, and the Executive has not returned to full-time performance of his employment duties within 30 days after notice by the Company of its intention to terminate employment of the Executive as a result thereof.

          (i) "Good Reason" shall mean the occurrence after a Change of Control of any of the following events or conditions:

                    (i) a change in the Executive's status, authority, position, offices, titles, duties or responsibilities (including reporting responsibilities) with the Company which in the Executive's reasonable judgment represents a diminution or adverse change in, or are inconsistent with, such status, authority, position, offices, titles, duties or responsibilities in effect at any time within the 90 days preceding the Change of Control Date or at any time thereafter, excluding for this purpose (A) an isolated, unsubstantial and inadvertent action by the Company not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and (B) any removal or failure to reappoint or reelect the Executive to any such position or offices in connection with the termination of his employment for death, Disability or Cause;

                    (ii) any reduction in the Executive's salary or any failure to pay the Executive any compensation or benefits to which he is entitled within ten business days after notice thereof;

                    (iii) the failure by the Company to provide the Executive
          with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or incentive or reward opportunities) to those provided for under each compensation and employee benefit policy, plan, program and practice in which the Executive was participating at any time within 90 days preceding the Change of
          Control Date or at any time thereafter;

                    (iv) the Company's requiring the Executive to be based at
          any place outside a 25-mile radius from his current location of employment, except for reasonably required travel for the Company's business which is not materially greater than such travel requirements prior to the Change of Control;

                    (v) any material breach by the Company of any provision of this Agreement;

                    (vi) any purported termination by the Company of the
          Executive's employment other than as expressly permitted by this
          Agreement;

                    (vii) the insolvency of the Company or the filing (by any
          party, including the Company) of a petition for bankruptcy of the
          Company, which petition is not dismissed within 60 days; or

                    (viii) the failure by the Company to obtain an agreement
          reasonably satisfactory to the Executive from any successor to the
          Company to assume and agree to perform this Agreement as contemplated by Section 7(b).

Any event or condition described in clauses (i) through (viii) above which occurs prior to a Change of Control but which the Executive reasonably demonstrates (A) resulted from the request of a third party who has taken steps reasonably calculated to effect a Change of Control which actually occurs or (B)
otherwise arose in connection with or anticipation of a Change of Control which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding the fact that it occurred prior to the Change of Control. The
Executive's right to terminate his employment for Good Reason shall not be affected by his incapacity due to a Disability.

          (j) "Notice of Termination" shall mean a written notice of termination of the Executive's employment which (i) indicates the specific termination provision in this Agreement relied upon for such termination, (ii) to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination under the provision so indicated and
(iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date under such notice.

          (k) "Termination Date" shall mean (i) if the Executive's employment is terminated by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date of employment termination as specified therein,
(ii) if the Executive's employment is terminated by reason of death, the
Termination Date shall be the date of death and (iii) in all other cases, the date of employment termination specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by the Company for
Cause or due to a Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such 30-day period.

Section 2. Term of Agreement. This Agreement shall commence as of the date
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hereof and shall continue in effect until December 31, 2001; provided, however, that on December 31, 2001 and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the
"Renewal Date"), the term of the Agreement shall be automatically extended so as to terminate one year from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company has given written notice to the Executive that the term of the Agreement shall not be so extended, and provided further that notwithstanding any such notice by the Company not to extend, the term of the
Agreement shall not expire after the occurrence of a Change of Control until the expiration of the Change of Control Period, as long as the term of the Agreement had not expired prior to the occurrence of the Change of Control.

Section 3. Payments and Benefits Upon Termination of Employment During Change of
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Control Period. If during the term of this Agreement the Executive shall cease
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to be employed by the Company within a Change of Control Period, the Executive shall be entitled to the following compensation payments and benefits:

          (a) Termination Other than for Cause or Disability or Termination for
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Good Reason. If the Executive's employment with the Company shall be terminated
-----------
before the Executive's death and Normal Retirement Age (as that term is defined as of the date hereof in the Company's 401(k) Plan) either (i) by the Company other than for Cause or Disability or (ii) by the Executive for Good Reason, the
Executive shall be entitled to the following:

                    (i) the Company shall pay the Executive all Accrued
          Compensation;

                    (ii) as severance pay, the Company shall continue to make
          payments to the Executive at the Base Salary rate for the remainder of the Change of Control Period after the Termination Date, in such Base
          Salary installment amounts and pursuant to such Base Salary installment payment schedule as was in effect immediately prior to the
          Change of Control; provided, however, that in no event shall such continued payments be made for less than one full year after the
          Termination Date; and

                    (iii) for one full year after the Termination Date (the
          "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries all insurance and other fringe benefits provided to the Executive at any time during the 30-day period prior to the Change of Control. The insurance coverages and other fringe benefits (including deductibles and costs) provided in this Section 3(a)(iii) during the Continuation
          Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such insurance coverages and benefits during the 30-day period prior to the Change of Control.
          The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Section 3(a)(iii) shall not be interpreted so as to limit any benefits to which the Executive, his dependents or beneficiaries may be entitled following the Executive's termination of employment under any of the Company's employee benefit policies, plans, programs or practices, including without limitation retiree medical and life insurance benefits.

Notwithstanding any other provision in this Agreement to the contrary, in the event that subsequent to a termination of the Executive's employment under this
Section 3(a) and within the Change of Control Period or Continuation Period the
Executive suffers a physical or mental infirmity which otherwise may have at such subsequent time qualified as grounds for termination of the Executive's employment due to a Disability had the Executive been employed by the Company at such subsequent time, the severance payments under Section 3(a)(ii) and the insurance coverages and other fringe benefits under Section 3(a)(iii) shall nevertheless continue as set forth in Section 3(a)(ii) and Section 3(a)(iii).

          (b) Termination for Cause, Disability or Death or Other than for Good
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Reason. If the Executive's employment with the Company shall be terminated
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either (i) by the Company for Cause or Disability, (ii) by reason of the
Executive's death, (iii) after the Executive has reached his Normal Retirement
Age or (iv) by the Executive other than for Good Reason, the Company shall pay to the Executive all Accrued Compensation.

          (c) Other Compensation and Benefits. The Executive's entitlement to
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any other compensation or benefits from or any indemnification by the Company shall be determined in accordance with the Company's employee benefit and other applicable compensation plans, programs, policies and practices, and any applicable indemnification provisions or agreements then in effect. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Termination Date shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. If the Executive is entitled to severance pay and benefits pursuant to Section 3(a)(ii) and (iii), such severance pay and benefits shall be reduced to the extent of any other severance or termination pay explicitly designated as such to which the Executive may be entitled under any agreement with the Company or any of its affiliated companies.

Section 4. Notice of Termination. Following a Change of Control, any purported
           ---------------------
termination of the Executive's employment by the Company, for Cause or otherwise, or by the Executive for Good Reason, shall be communicated by a
Notice of Termination to the other party hereto given in accordance with Section
8(d). For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the
Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder. If the Company determines in good faith that a
Disability of the Executive has occurred while the Executive is employed by the
Company during the Change of Control Period, it may give to the Executive written notice in accordance with Section 8(d) of its intention to terminate the
Executive's employment. In such event, the Executive's employment with the
Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that within the 30 days after such receipt the
Executive shall not have returned to full-time performance of the Executive's duties.

Section 5. No Set-Off or Mitigation; Resolution of Disputes.
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          (a) No Set-Off. The Company's obligation to make the payments provided
              ----------
for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.

          (b) No Mitigation Required. In no event shall the Executive be
              ----------------------
obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this
Agreement and, except as provided in Section 3(a)(iii), such amounts shall not be reduced whether or not the Executive obtains other employment.

          (c) Payments Pending Resolution of Disputes. If there shall be any
              ---------------------------------------
dispute between the Company and the Executive under this Agreement (i) in the event of any termination of the Executive's employment by the Company, whether such termination was validly for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts and provide all benefits to the
Executive and/or the Executive's dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section
3(a) as though such termination were by the Company other than for Cause, or by the Executive for Good Reason; provided, however, that the Company shall not be required to pay any disputed amount pursuant to this Section 5(c) except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

          (d) Attorney Fees and Expenses. The Company shall pay as they become
              --------------------------
due all attorney fees and related expenses (including the costs of experts, evidence and counsel) reasonably incurred by the Executive as a result of the
Executive seeking to obtain or enforce any right or benefit provided by this
Agreement.

Section 6. Excise Tax Limitation.
--------------------------------

          (a) Notwithstanding anything to the contrary contained in this
Agreement, if the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, the Executive under any other
Company plan or agreement (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax")
imposed under Section 4999 of the Code, the Payments shall be reduced to the
Limited Payment Amount of the greater of (i) the largest amount of Payments that would result in no portion of the Payments being subject to the Excise Tax, or
(ii) the largest amount of Payments, up to and including the total Payments, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), that results in the Executive's receipt, on an after-tax basis, of the greater amount of Payments notwithstanding that all or some portion of the Payments may be subject to the Excise Tax. The intent of the foregoing provision is to reduce the Payments only in the event and to the extent that doing so will maximize the net present value of the Payments, on an after-tax basis, to be received by the Executive. Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate any reduction in Payments, the Company shall reduce or eliminate the Payments by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as defined below). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

          (b) The determination of whether the Payments shall be reduced to the
Limited Payment Amount pursuant to this Agreement and the amount of such Limited
Payment Amount shall be made, at the Company's expense, by an accounting firm selected by the Executive which is one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and the Executive within ten business days of the Termination Date, if applicable, or such other time as requested by the Company or by the Executive (provided that the Executive reasonably believes that any of the Payments may be subject to the Excise Tax), and if the Accounting Firm determines that no Excise Tax is payable by the
Executive with respect to the Payments it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payments. The Determination shall be binding, final and conclusive upon the Company and the Executive.

Section 7. Successors and Assigns.
---------------------------------

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to the business and/or 50% or more of the assets of the Company (on a consolidated basis) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company as previously defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

Section 8. Miscellaneous.
------------------------

          (a) Governing Law and Venue. This Agreement shall be governed by and
              -----------------------
construed in accordance with the laws of the State of Colorado, without reference to principles of conflict of laws. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction located in Denver, Colorado.

          (b) Captions. The captions of this Agreement are for convenience of
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reference only, are not part of the provisions hereof and shall have no force or effect in the interpretation of this Agreement.

          (c) Amendment. This Agreement may not be amended or modified otherwise
              ---------
than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (d) Notice. All notices and other communications hereunder shall be in
              ------
writing and shall be given by hand delivery to the other party, by confirmed telefax, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

              If to the Executive:      ------------------------------
                                        ------------------------------
                                        ------------------------------
                                        ------------------------------
                                        Telefax: ---------------------

              If to the Company:        St. Mary Land & Exploration Company
                                        1776 Lincoln Street, Suite 1100
                                        Denver, CO  80203
                                        Attn: President
                                        Telefax: (303) 861-0934

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (e) Severability. The invalidity or unenforceability of any provision
              ------------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and any provision that is determined to be invalid or unenforceable shall be enforced to the maximum extent permissible under law.

          (f) Entire Agreement. This Agreement constitutes the entire agreement
              ----------------
between the parties concerning the subject matter hereof.

          (g) Tax Withholding. The Company may withhold from any amounts payable
              ---------------
under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (h) Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (i) No Guaranteed Employment. The Executive and the Company
              ------------------------
acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company concerning the Executive's employment with the Company, the provisions of such other agreement not inconsistent herewith which shall remain in full force and effect, the employment of the Executive by the Company is "at will" and, prior to the Change of Control Date, may be terminated by either the Executive or the Company at any time.

          (j) Execution in Counterparts and by Facsimile. This Agreement may be
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executed in counterparts and signature pages may be delivered by facsimile transmission.

                                    * * * * *

          IN WITNESS WHEREOF, this Change of Control Executive Severance
Agreement is hereby duly executed by each party hereto as of the day and year first above written.

COMPANY:

ST. MARY LAND & EXPLORATION COMPANY,
a Delaware corporation

By: ----------------------------------------
Printed name: ------------------------------
Title: -------------------------------------

EXECUTIVE:

------------------------------------------
Printed name: ----------------------------

                                  Attachment A
                                       to
                                     Form of
                 Change of Control Executive Severance Agreement

Executives with Change of Control Executive Severance Agreements:

         Mark A. Hellerstein
         Ronald D. Boone
         Richard C. Norris
         Milam Randolph Pharo
         Douglas W. York
         W. David Hart
         George M. Hearne IV
         Julian C. Pope
         Michael H. Rosenzweig
         Garry A. Wilkening
         Kevin E. Willson
         Robert L. Nance
         Robert T. Hanley
         Charles M. Jones